Power of Attorney

The undersigned, David J. LaBonte, hereby constitutes

and appoints Pamela R. Schneider, Kenneth R. Batko,

Mark A. Gerard, Russell E. Causey and James C. Gari

and each of them, as the undersigned's true and lawful

attorney-in-fact and agent, with full power of

substitution and resubstitution, for the undersigned

and in the undersigned's name, place and stead, to

sign any and all SEC statements of beneficial ownership

of securities on Forms 3, 4 and 5 as required under

Section 16(a) of the Securities Exchange Act of 1934

and the rules thereunder as an officer and/or director

of APAC Customer Services, Inc. (the "Company"), and

to file the same therewith, with the power and authority

to do and perform each act and thing requisite and

necessary to be done under said Section 16(a), as fully

to all intents and purposes as the undersigned might or

could do in person, hereby ratifying and confirming all

that said attorney-in-fact may lawfully do or cause to

be done by virtue hereof.

The undersigned acknowledges that the foregoing attorneys-

in-fact, in serving in such capacity at the request of

the undersigned, are not assuming, nor is the Company

assuming, any of the undersigned's responsibilities to

comply with Section 16 of the Securities Exchange Act of

1934.

A copy of this Power of Attorney shall be filed with the

Securities and Exchange Commission.  The authorization set

forth above shall continue in full force and effect until

the undersigned is no longer required to file Forms 3, 4

and 5 with respect to the Company's securities, unless

earlier revoked by written instructions to the attorney-

in-fact.

Dated 6/2/05

/s/Davide J. LaBonte

Sr. Vice President, Operations